Issuer Free Writing Prospectus

Dated June 19, 2015

(Relating to Preliminary Prospectus Filed June 18, 2015)

Filed Pursuant to Rule 433

Registration Statement No. 333-204577

Subject: Teladoc is Going Public. You’re Invited.

Dear Employees,

Today, I am pleased to provide you with details on a special opportunity - we are providing all Teladoc employees with the ability to purchase shares in our Company’s IPO.

As you know, since our launch just over 13 years ago, we’ve become the largest telehealth provider in the nation. Our strong commitment to excellence is a primary driver of our success, for without it, we would not be the first and only telehealth provider to receive certification from the National Committee for Quality Assurance (NCQA), and recognized by Fast Company as “One of the World’s Most Innovative Companies in Health Care.”

In recognition of your contribution to our success, we are offering all Teladoc employees the ability to buy shares in the Teladoc IPO, at the same price, and at the same time, as Wall Street. The underwriters have reserved an allotment of shares to be sold in the IPO to be offered to employees through LOYAL3, at the initial public offering price.

LOYAL3 provides a Social IPOTM Platform that makes it possible for designated individuals - in this case, you, our Teladoc employees - to purchase shares in our IPO in a manner similar to large institutions and other professional investors. Of course, employee participation in this program is optional.

All employees will have the opportunity to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees. We intend to prioritize employees and will do our best to fulfill each employee’s request up to the maximum cap of $10,000 per employee. This invitation is intended only to employees and is not transferrable, so please don’t forward this email or provide information on this opportunity to others.

For more information, or to view the preliminary prospectus and to enroll, click: Teladoc IPO through the LOYAL3 Platform.

Congratulations on helping us achieve yet another milestone in our Company’s development.

Thank you,

Jason Gorevic

CEO

Teladoc

Questions and want to speak to someone from LOYAL3?

Email: support@loyal3.com

Phone: 855-256-9253

Web: www.loyal3.com

Teladoc (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker dealer. U.S. residents only.

Issuer Free Writing Prospectus

Dated June 19, 2015

(Relating to Preliminary Prospectus Filed June 18, 2015)

Filed Pursuant to Rule 433

Registration Statement No. 333-204577

Subject: Teladoc is Going Public. You’re Invited.

Dear Teladoc Friends and Family,

Welcome to our IPO.

Founded in 2002, Teladoc is the first and largest telehealth provider in the nation. Our solution provides health care on your terms - it’s as simple as that. Our founding vision was and will always be based on three key factors: access, cost and quality.

It is in the spirit of this vision that we are offering you access to our IPO stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved an allotment of shares to be sold in the IPO to be offered through LOYAL3, for purchase by our friends and family at the initial public offering price.

The LOYAL3 Social IPOTM Platform is designed to democratize IPO participation, making it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Participation is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, to ensure that the hyperlinked preliminary prospectus is active, and only to U.S. residents).

For more information, or to view the preliminary prospectus and enroll, click: Teladoc IPO through the LOYAL3 Platform.

While with most IPOs, “Friends and Family” are defined as a few select individuals, at Teladoc we consider all of you our friends and family. We know if it were not for you, we would not be the success we are today. This is our way of saying thanks.

Sincerely,

Jason Gorevic

CEO

Teladoc

Questions and want to speak to someone from LOYAL3?

Email: support@loyal3.com

Phone: 855-256-9253

Web: www.loyal3.com

Teladoc (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker dealer. U.S. residents only.

Issuer Free Writing Prospectus

Dated June 19, 2015

(Relating to Preliminary Prospectus Filed June 18, 2015)

Filed Pursuant to Rule 433

Registration Statement No. 333-204577

Subject: Teladoc is Going Public. You’re Invited.

Dear Teladoc Physicians,

Welcome to our IPO.

Founded in 2002, Teladoc is the first and largest telehealth provider in the nation. Our solution provides health care on your terms - it’s as simple as that. Our founding vision was and will always be based on three key factors: access, cost and quality.

It is in the spirit of this vision that we are offering you access to our IPO stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved an allotment of shares to be sold in the IPO to be offered through LOYAL3, for purchase by our physicians at the initial public offering price.

The LOYAL3 Social IPOTM Platform is designed to democratize IPO participation, making it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Participation is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts ranging starting at $100, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, to ensure that the hyperlinked preliminary prospectus is active, and only to U.S. residents).

For more information, or to view the preliminary prospectus and enroll, click: Teladoc IPO through the LOYAL3 Platform.

We know if it were not for you, we would not be the success we are today. This is our way of saying thanks.

Sincerely,

Jason Gorevic

CEO

Teladoc

Questions and want to speak to someone from LOYAL3?

Email: support@loyal3.com

Phone: 855-256-9253

Web: www.loyal3.com

Teladoc (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com

LOYAL3 Securities, Inc. is a U.S. registered broker dealer. U.S. residents only.

Issuer Free Writing Prospectus

Dated June 19, 2015

(Relating to Preliminary Prospectus Filed June 18, 2015)

Filed Pursuant to Rule 433

Registration Statement No. 333-204577

Subject: Teladoc is Going Public. You’re Invited.

Dear Teladoc Registered Members,

Welcome to our IPO.

Founded in 2002, Teladoc is the first and largest telehealth provider in the nation. Our solution provides health care on your terms - it’s as simple as that. Our founding vision was and will always be based on three key factors: access, cost and quality.

It is in the spirit of this vision that we are offering you access to our IPO stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved an allotment of shares to be sold in the IPO to be offered through LOYAL3, for purchase by our registered members at the initial public offering price.

The LOYAL3 Social IPOTM Platform is designed to democratize IPO participation, making it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Participation is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, to ensure that the hyperlinked preliminary prospectus is active, and only to U.S. residents).

For more information, or to view the preliminary prospectus and enroll, click: Teladoc IPO through the LOYAL3 Platform.

We know if it were not for you, we would not be the success we are today. This is our way of saying thanks.

Sincerely,

Jason Gorevic

CEO

Teladoc

Questions and want to speak to someone from LOYAL3?

Email: support@loyal3.com

Phone: 855-256-9253

Web: www.loyal3.com

Teladoc (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker dealer. U.S. residents only.

Issuer Free Writing Prospectus

Dated June 19, 2015

(Relating to Preliminary Prospectus Filed June 18, 2015)

Filed Pursuant to Rule 433

Registration Statement No. 333-204577

Teladoc CEO Video Transcript

Hello, I’m Jason Gorevic, CEO of Teladoc and we’re going public.

Teladoc is the first and largest provider of telehealth in the nation.

We’re dedicated to health care on your terms. It’s as simple as that. Our founding vision was and always will be based on three factors: health care that’s easy to access, extremely affordable and very high quality.

It is in the spirit of this access that we’d like to include you in Teladoc’s exciting next step - our IPO.

Working in partnership with LOYAL3, you can elect to purchase shares in amounts starting at $100. There are no fees to buy or sell stock, participation will be on a first-come, first-served basis.

We realized that if it were not for you, we wouldn’t be here today. And not a day goes by that we’re not extremely appreciative of that.

This is our way of saying thanks.

loyal3.com/ipo/teladoc

Teladoc (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker dealer. U.S. residents only.